SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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☐	Soliciting Material Pursuant to § 240.14a-12

REPROS THERAPEUTICS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Repros Therapeutics Inc.
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380

April 15, 2011

TO OUR STOCKHOLDERS:

You are cordially invited to attend our 2011 annual meeting of stockholders to be held on June 1, 2011, at 9:00 a.m., Central Daylight Time, at the offices of Winstead P.C., 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380.  A notice of the annual meeting, proxy statement and form of proxy are enclosed with this letter.

We encourage you to read the notice of the annual meeting and proxy statement so that you may be informed about the business to come before the meeting.  Your participation in our business is important, regardless of the number of shares that you hold.  To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope.  We urge you to vote regardless of whether you expect to attend the annual meeting so that we may ensure that a quorum is present.

We look forward to seeing you on June 1, 2011.

Sincerely,

/s/ Joseph S. Podolski

Joseph S. Podolski
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS
TO BE HELD JUNE 1, 2011

To our stockholders:

The annual meeting of stockholders of Repros Therapeutics Inc. will be held on June 1, 2011, at 9:00 a.m., Central Daylight Time, at the offices of Winstead P.C., 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380, for the following purposes:

1.	To elect a board of five directors, each to serve until our next annual meeting of stockholders or until their respective successors have been duly elected and qualified;

2.	To ratify and approve the appointment of PricewaterhouseCoopers LLP as our registered independent public accounting firm for our fiscal year ending December 31, 2011;

3.	To consider and act upon a proposal to approve and adopt the 2011 Equity Incentive Plan which provides for the grant of rights to purchase up to 2,000,000 shares of Common Stock of the Company; and

4.	To act on such other business as may properly come before the annual meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 6, 2011 will be entitled to notice of and to vote at the annual meeting.

It is important that your shares be represented at the annual meeting regardless of whether you plan to attend. THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE.  If you are present at the annual meeting, and wish to do so, you may revoke the proxy and vote in person.  In order to be able to have your vote counted at the annual meeting, you need to have written documentation that you are a record holder or, if you own your shares through a brokerage or other type account, written documentation from the account holder that you are the beneficial owner of the shares you are voting.

By Order of the Board of Directors,

/s/ Katherine A. Anderson

Katherine A. Anderson
Secretary

The Woodlands, Texas
April 15, 2011

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 1, 2011

This Proxy Statement, Form of Proxy and the Repros Therapeutics Inc. Annual Report
On Form 10-K for the Fiscal Year Ended December 31, 2010 Are Available At:
www.reprosrx.net/ProxyDocuments

Repros Therapeutics Inc.
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 1, 2011

SOLICITATION AND REVOCABILITY OF PROXIES

Our board of directors is soliciting your proxy to be voted at our annual meeting of stockholders to be held on Wednesday, June 1, 2011, at 9:00 a.m., Central Daylight Time, at the offices of Winstead P.C., 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380, for the purposes set forth in the accompanying notice of annual meeting of stockholders, and at any adjournment(s) of the annual meeting.  If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the annual meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this proxy statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the annual meeting.  Our board of directors is not currently aware of any such other matters.

Each of our stockholders has the unconditional right to revoke his or her proxy at any time prior to its exercise, either in person at the annual meeting or by written notice to our Secretary at Repros Therapeutics Inc., 2408 Timberloch Place, Suite B-7, The Woodlands, Texas 77380.  No revocation by written notice will be effective unless such notice has been received by our Secretary prior to the day of the annual meeting or by the inspector of election at the annual meeting.  If you are present at the annual meeting, in order to be able to have your vote counted at the annual meeting and thus, to revoke your prior valid vote, you need to have written documentation that you are a record holder or, if you own your shares through a brokerage or other type account, written documentation from the holder of record that you are the beneficial owner of the shares you are voting.

Our principal executive offices are located at 2408 Timberloch Place, Suite B-7, The Woodlands, Texas 77380.  This proxy statement and the accompanying notice of annual meeting of stockholders and proxy are being mailed to our stockholders on or about April 15, 2011.

We have retained Morrow & Co., Inc., a proxy solicitor, to solicit proxies by mail, in person or by telephone, at an estimated cost of $3,500 plus reimbursement of reasonable out of pocket expenses.  In addition to the solicitation of proxies by use of this proxy statement, our directors, officers and employees may solicit the return of proxies by mail, personal interview, telephone or the internet.  Our officers and employees will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred.  Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

We will bear all costs of preparing, printing, assembling and mailing the notice of annual meeting of stockholders, this proxy statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

PURPOSES OF THE MEETING

At the annual meeting, our stockholders will be asked to consider and act on the following matters:

1.	Electing a board of five directors, each to serve until our next annual meeting of stockholders or until their respective successors have been duly elected and qualified;

2.	Ratifying and approving the appointment of PricewaterhouseCoopers LLP as our registered independent public accounting firm for our fiscal year ending December 31, 2011; and

3.	Approving the proposed 2011 Equity Incentive Plan which provides for the grant of rights to purchase up to 2,000,000 shares of Common Stock of the Company.

4.	Acting on such other business as may properly come before the annual meeting or any adjournments thereof.

QUORUM AND VOTING

The close of business on April 6, 2011 has been fixed as the record date for the determination of stockholders entitled to vote at the annual meeting and any adjournment(s) thereof.  As of the record date, we had 11,976,209 shares of common stock issued and outstanding.

Each stockholder of record of common stock will be entitled to one vote per share on each matter that is called to vote at the annual meeting.  Shares of common stock may not be voted cumulatively.

The presence, either in person or by proxy, of holders of shares representing a majority of the common stock entitled to be cast at the annual meeting is necessary to constitute a quorum at the annual meeting.  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Broker non-votes occur when a broker or other nominee does not have discretionary authority to vote the shares with respect to a particular matter and has not received voting instructions from the beneficial owner with respect to that matter.  A plurality vote is required for the election of directors.  Accordingly, if a quorum is present at the annual meeting, the five persons receiving the greatest number of votes cast at the annual meeting will be elected to serve as directors.  Thus, abstentions and broker non-votes will not affect the outcome of the election of directors.

All other matters to be voted on will be decided by the vote of the holders of shares representing a majority of the votes present or represented at the annual meeting and entitled to vote on such matter.  Shares represented at the meeting but that abstain with respect to these proposals will be considered in determining whether the requisite number of affirmative votes are cast on such matter.  Accordingly, such abstentions will have the same effect as a vote against (i) the ratification of the reappointment of PricewaterhouseCoopers LLP as our registered independent public accounting firm and (ii) the approval of the 2011 Equity Incentive Plan to help attract and retain the best available personnel for positions of substantial responsibility and provide additional incentive to employees, directors and consultants.  Broker non-votes will not be treated as shares represented at the meeting and entitled to vote for purposes of these proposals, and therefore will have no effect.

All proxies that are properly completed, signed and returned prior to the annual meeting will be voted.  Any proxy given by a stockholder may be revoked at any time before it is exercised by the stockholder by (i) filing with our Secretary an instrument revoking it, (ii) executing and returning a proxy bearing a later date or (iii) attending the annual meeting and expressing a desire to vote his or her shares of common stock in person.  If you wish to vote in person at the meeting but hold your stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or institution in order to vote at the meeting.  Votes will be counted by Computershare Trust Company, N.A., our transfer agent and registrar.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of our common stock as of March 15, 2011 by:

•	each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock;

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table under the heading "Executive Compensation;" and

•	all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percentage of Class(2)

Katherine A. Anderson, C.P.A.	3,707	(3)	*
Daniel F. Cain	64,250	(4)	*
Jean L. Fourcroy, M.D., Ph.D., M.P.H.	63,900	(4)	*
Nola E. Masterson	67,000	(5)	*
Joseph S. Podolski	263,029	(6)	2.2%
Jaye Thompson, Ph.D.	44,998	(7)	*
Ronald Wiehle, Ph.D.	86,786	(8)	*
All directors and executive officers
as a group (7 persons)	593,670	(3)-(8)	4.7%

QVT Financial LP
1177 Avenue of the Americas, 9th Floor
New York, New York 10036	1,200,980	(9)	10.0%

Perceptive Advisors LLC
499 Park Avenue, 25th Floor
New York, New York 10022	1,471,560	(10)	12.3%

Quogue Capital LLC
1285 Avenue of the Americas, 35th Floor
New York, New York 10019	1,166,180	(11)	9.7%

Steven M. Oliveira
18 Fieldstone Court
New York, New York 10956	1,672,496	(12)	14.0%

*	Does not exceed 1%.

(1)	Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by such persons.

(2)	In accordance with SEC rules, each beneficial owner’s percentage ownership assumes the exercise of all options held by such person that are exercisable within 60 days after March 15, 2011.

(3)	Includes 3,332 shares of common stock issuable upon exercise of options.

(4)	Includes 63,750 shares of common stock issuable upon exercise of options of which 40,000 are subject to shareholder approval of the 2011 Equity Incentive Plan.

(5)
Includes (i) 64,250 shares of common stock issuable upon exercise of options of which 40,000 are subject to shareholder approval of the 2011 Equity Incentive Plan and (ii) 2,750 shares of common stock held by Science Futures LLC.  As managing director of Science Futures LLC, Ms. Masterson may be deemed to beneficially own such shares.

(6)
Includes (i) 750 shares of common stock which are held by certain of Mr. Podolski’s family members and (ii) 212,084 shares of common stock issuable upon exercise of options.  Mr. Podolski disclaims beneficial ownership of the shares owned by his family members.

(7)	Includes 44,998 shares of common stock issuable upon exercise of options of which 40,000 are subject to shareholder approval of the 2011 Equity Incentive Plan.

(8)	Includes 81,282 shares of common stock issuable upon exercise of options.

(9)       Based on a Schedule 13G dated February 3, 2011 filed with the SEC, QVT Financial LP has shared voting power and shared dispositive power over 1,200,980 shares.  QVT Financial LP’s address is 1177 Avenue of the Americas, 9th Floor, New York, NY 10036.

(10)     Based on a Schedule 13G dated February 28, 2011 filed with the SEC, Perceptive Advisor LLC has shared voting power and shared dispositive power over 1,471,560 shares.  Perceptive Advisors LLC’s address is 499 Park Avenue, 25th Floor, New York, NY 10022.

(11)     Based on a Schedule 13G dated February 8, 2011 filed with the SEC, Quogue Capital LLC has shared voting power and shared dispositive power over 1,166,180 shares.  Quogue Capital LLC’s address is 1285 Avenue of the Americas, 35th Floor, New York, New York 10019.

(12)     Based on a Schedule 13G dated February 4, 2011 filed with the SEC, Steven M. Oliveira has sole voting power and sole dispositive power over 836,248 shares, in addition, Mr. Oliveira may be deemed to be the beneficial owner of the 300,000 shares owned by Chardan SPAC Asset Management, LLC and 536,248 shares owned by PFSI Steven Oliveira Roth IRA, as he may direct the vote and disposition of those shares, however, Mr. Oliveira expressly disclaims beneficial ownership of all shares owned by Chardan SPAC Asset Management, LLC and PFSI Steven Oliveira Roth IRA.  Mr. Oliveira’s address is 18 Fieldstone Court, New City, New York 10956.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010, regarding compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities shown in the first column)
Equity compensation plans approved by shareholders(1)	613,869	12.53	213,135	(2)

Equity compensation plans not approved by shareholders(3)	—	—	—
Total	613,869	12.53	213,135

(1)
Consists of shares of common stock issued or remaining available for issuance under our 2000 Non-Employee Directors' Stock Option Plan and our 2004 Stock Option Plan and issued under our Amended and Restated 1993 Employee and Consultant Stock Option Plan and our 1994 Employee and Consultant Stock Option Plan.

(2)
Consists of 100,781 shares remaining available for issuance under our 2004 Stock Option Plan and 112,354 shares remaining available for issuance under our 2000 Non-Employee Directors' Stock Option Plan.

(3)	Does not include the 2,000,000 shares included in the 2011 Equity Incentive Plan, which is subject to shareholder approval.

PROPOSAL NUMBER 1:
ELECTION OF DIRECTORS

Our board of directors has nominated and urges you to vote for the election of Joseph S. Podolski, our Chief Executive Officer, Daniel F. Cain, Jean L. Fourcroy, M.D., Ph.D., M.P.H., Nola E. Masterson, and Jaye Thompson, Ph.D., all of whom have been nominated to serve as directors until the next annual meeting of stockholders or until their successors are duly elected and qualified.  The chart and paragraphs below provide information regarding each nominee, including the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company in 2011.  Proxies solicited hereby will be voted for all nominees unless stockholders specify otherwise in their proxies.

If, at the time of or prior to the annual meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the board of directors.  The board of directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees for Election as Directors

The names of the nominees for election as directors, and certain additional information with respect to each of them, are set forth below.

Name	Age	Position with Us	Year First Became Director

Joseph S. Podolski	63	President, Chief Executive Officer and Director	1992

Daniel F. Cain	65	Director	2004

Jean L. Fourcroy, M.D., Ph.D., M.P.H.	80	Director	2004

Nola E. Masterson	64	Director and Chair of the Board	2004

Jaye Thompson, Ph.D.	45	Director	2009

Joseph S. Podolski. Mr. Podolski has served as Chief Executive Officer and as a director since 1992. He joined us in 1989 as Vice President of Operations.  Previously, Mr. Podolski spent twelve years in various engineering, product development and manufacturing positions at G.D. Searle, a subsidiary of Monsanto Company. Before joining Monsanto, Mr. Podolski held positions in manufacturing, engineering, quality control and development of fine chemicals, antibiotics, pharmaceuticals and hospital products with Abbott Laboratories, Dearborn Chemical Company and Baxter Pharmaceuticals. Mr. Podolski holds a B.S. degree in chemistry and a M.S. degree in chemical engineering from the Illinois Institute of Technology.

Daniel F. Cain.  Mr. Cain was elected a director in 2004 and was chair of the board of directors from 2005 to 2008.  Since October 1994, Mr. Cain has provided consulting services for small businesses.  Since May 2000, he has also served as acting chief executive officer of Wireless Medical, Inc., a Colorado-based medical device company.  From 1969 to 1994, Mr. Cain held various positions with Miles Laboratories, Inc., Hexcel Corporation, Scripps-Miles, Inc., Synbiotics Corporation and Heska Corporation.  Mr. Cain has 38 years of broad business experience including 28 years with medical companies. Sixteen of these years were with three different biotech startup companies, one of which he co-founded. Mr. Cain has held a wide variety of executive level management positions including chief executive officer, president and chief financial officer. Mr. Cain earned a B.S. degree from LeTourneau College and a M.B.A. degree from Indiana University.

Jean L. Fourcroy, M.D., Ph.D., M.P.H.  Dr. Fourcroy was elected a director in 2004.  From 1988 to 2001, she was engaged as a Medical Officer with the U.S. Food and Drug Administration, or FDA.  Since leaving the FDA, Dr. Fourcroy has been a consultant to the industry and a featured speaker and panel member in numerous meetings and symposia.  Dr. Fourcroy is a member of the Board of Directors of the U.S. Anti-Doping Agency and is a Past President of the American Medical Women’s Association.  Dr. Fourcroy is the recipient of a 1998 American Urological Association Presidential Citation Award, the 1999 Camille Mermod Award from the American Medical Women’s Association and an Outstanding Service Award from the American Society of Andrology in April 2000.  Dr. Fourcroy received her M.D. from the Medical College of Pennsylvania and her Ph.D. from the University of California at San Francisco.  Her surgery and urology residencies were completed at George Washington University Medical Center with Board Certification in Urology.  She received her Masters in Public Heath from the Medical College of Wisconsin.

Nola E. Masterson.  Ms. Masterson was elected a director in 2004 and became chair of the board in 2009.  Since 1982, she has been the chief executive officer of Science Futures Inc., an investment and advisory firm.  Ms. Masterson is currently Managing Member and General Partner of Science Futures LLC, I and II, which are venture capital funds invested in life science funds and companies.  She is on the board of directors of Generex Biotechnology, Inc. (OTC BB: GNBT.OB), a Delaware corporation with headquarters in Toronto and a subsidiary in Worchester, Massachusetts.  She serves on the audit committee, nominating committee and the compensation committee for Repros Therapeutics Inc.  Ms. Masterson was the first biotechnology analyst on Wall Street, working with Drexel Burnham Lambert and Merrill Lynch, and is a co-founder of Sequenom, Inc., a genetic analysis company located in San Diego and Hamburg, Germany.  Ms. Masterson is the Chair Emeritus of the Bay Bio Institute, a 501(c) 3 part of BayBio, which promotes science education, workforce development and best practices as well as entrepreneurs in the bioeconomy.  Ms. Masterson began her business career at Ames Company, a division of Bayer, and spent eight years at Millipore Corporation in sales and sales management.  Ms. Masterson has 33 years of experience in the life science industry.  She received her Masters in Biological Sciences from George Washington University, and continued Ph.D. work at the University of Florida.

Jaye Thompson, Ph.D.  Dr. Jaye Thompson was elected a director in 2009. Ms. Thompson has more than 20 years of experience in the clinical research industry. She is currently the Senior Vice President of Clinical Development and Regulatory Affairs with Opexa Therapeutics, Inc. Prior to joining Opexa, she was the Senior Vice President for Regulatory Affairs and Emerging Biotechnologies at inVentiv Clinical Solutions, LLC, a wholly-owned subsidiary of inVentiv Heatlh (NASDAQ: VTIV), a full-serve contract research organization. Prior to its acquisition by inVentiv in 2006, Dr. Thompson was President and Founder of SYNERGOS, Inc, a leading contract research organization based in The Woodlands, Texas. Under her leadership, SYNERGOS (founded in 1991) grew and gained a reputation as one of the foremost clinical research organizations in the region. She started her career as a Biostatistician and Project Leader for Applied Logic Associates. Dr. Thompson holds a Bachelor's degree in Applied Mathematics from Texas A&M University and an MS and a PhD in Biostatistics from the University of Texas Health Science Center in Houston. She serves on the Gulf Coast Regional Center of Innovation and Commercialization Executive Board, the MD Anderson Technology Review Committee and the BioHouston Associate Advisory Board.

The board of directors recommends that stockholders vote “FOR” the election of each of the above-named nominees, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

EXECUTIVE OFFICERS

Set forth below is certain information concerning our executive officers, including the business experience of each during the past five years.

Name	Age	Position

Joseph S. Podolski	63	President, Chief Executive Officer and Director

Katherine A. Anderson, C.P.A..	53	Chief Accounting Officer and Secretary

Ronald Wiehle, Ph.D.	61	Vice President, Research and Development

Information pertaining to Mr. Podolski may be found in the “Proposal Number 1-Election of Directors – Nominees for Election as Directors.”

Ronald Wiehle, Ph.D.  Dr. Wiehle originally joined us in 1996 and now serves as the Vice President, Research and Development.  Previously, he worked as an Assistant Biochemist at the IIT Research Institute in Chicago on animal models of human cancer.  He has over 30 years of experience in biomedical sciences which includes projects involving male and female reproductive biology, cancer biology, virology, and cell biology.  Previously, Dr. Wiehle served as the lead scientist for all of the company's hormonally-based programs and was instrumental in the licensing of a series of SPRMs from the National Institute of Health.  Dr. Wiehle received a B.S., in Chemistry, from the University of Illinois at Chicago.  Dr. Wiehle earned his Ph.D. in Biochemistry from The University of Louisville School of Medicine/Health Science focusing on hormone receptors in human breast cancer.  He earned a post doctoral award under a Sonderesforshungsgemeinshaft (SFG) at the Institut fuer Molekularbiologie und Tumorforshung (IMT) of the Phillips University in Marburg, Germany to study the use of recombinant retrovial vectors to transform mammalian cells.  He has held faculty positions at the James Graham Brown Cancer Center/University of Louisville and the Department of Obstetrics & Gynecology at the Baylor College of Medicine.  He has been awarded research grants by the NIH and local and national clinical/scientific organizations. He has authored more than 25 publications and has delivered invited lectures.

Katherine A. Anderson, C.P.A.  Ms. Anderson originally joined us in 2002 as an independent contractor controller and, effective October, 2009, assumed the additional position of Chief Accounting Officer.  Ms. Anderson is a certified public accountant with 28 years of experience in accounting and finance.  Ms. Anderson earned a B.S. degree in accounting from The University of Houston.

CORPORATE GOVERNANCE

Board Meetings

Our operations are managed under the broad supervision of the board of directors, which has ultimate responsibility for the establishment and implementation of our general operating philosophy, objectives, goals and policies.  The positions of chair of the board of directors and the chief executive officer of the Company are currently held by different individuals, Nola E. Masterson and Joseph Podolski, respectively.  The Company believes that this structure provides the Company with the appropriate level of risk oversight.  Our board of directors is currently comprised of a majority of independent directors.  The board of directors has determined that current directors, Drs. Fourcroy and Thompson, Mr. Cain and Ms. Masterson, are “independent” as independence is defined under the listing standards for The NASDAQ Stock Market.  The board based these determinations primarily on a review of the responses our directors provided to questions regarding employment and compensation history, affiliations and family and other relationships.  During 2010, the board of directors convened on six occasions.  All directors attended 100% of the meetings held by the board and any committee of the board on which he or she served during his or her tenure in 2010.  Our current policy is to have our directors attend our annual meeting of stockholders.  All of our directors attended our 2010 annual meeting of stockholders.

Board Committees

Pursuant to delegated authority, various board functions are discharged by the standing committees of the board. The board of directors has appointed three principal standing committees: the compensation and option committee, the nominating and corporate governance committee and the audit committee.  Copies of the audit committee charter, the compensation and option committee charter and the nominating and corporate governance committee charter are available in the Corporate Governance section of our web site at http://www.reprosrx.com.  The current members of the committees are identified in the following table:

Director	Audit	Compensation and Option	Nominating and Corporate Governance

Daniel F. Cain	√ (Chair)	√	√
Jean L. Fourcroy, M.D., Ph.D., M.P.H.			√
Nola E. Masterson	√	√(Chair)	√(Chair)
Jaye Thompson, Ph.D.	√	√

Audit Committee.  The audit committee, which is currently comprised of Mr. Cain, as chair, Ms. Masterson and Dr. Thompson, provides assistance to the board of directors in fulfilling its responsibilities relating to corporate accounting and reporting practices, recommends to the board of directors the engagement by us of our independent public accountants, approves services performed by our independent public accountants, including fee arrangements and the range of audit and non-audit services, maintains a direct line of communication between the board of directors and our independent public accountants and performs such other functions as may be prescribed with respect to audit committees under applicable rules, regulations and policies of The NASDAQ Stock Market.  The audit committee also evaluates our system of internal controls, the internal audit function and other related areas.  The audit committee holds a private executive session with our independent auditors following every audit committee meeting.  This executive session excludes management.  The audit committee meets quarterly and convened five times in 2010.

As required by The NASDAQ Stock Market and Securities and Exchange Commission, or SEC, rules regarding audit committees, the board of directors has reviewed the qualifications of its audit committee and has determined that none of the current members of the audit committee have a relationship with us that might interfere with the exercise of their independence from us or management and has determined that each member of the audit committee is independent, as independence is defined in the listing standards for The NASDAQ Stock Market.  The board of directors has determined that Mr. Cain, chair of the audit committee, is an audit committee financial expert as described in Item 401(h) of Regulation S-K.

Compensation and Option Committee.  The compensation and option committee, which is currently comprised of Mr. Cain, Dr. Thompson and Ms. Masterson, who serves as chair of the committee, establishes the compensation for our president and chief executive officer (and formerly our vice president, business development and chief financial officer), including applicable bonus milestones and equity/option grants.  The committee also may be involved or may approve, depending on the availability of the board of directors, grants of awards to other employees, may determine the terms and conditions provided for in each option grant, and may, as requested by our president and chief executive officer, review and recommend to the board of directors the amount of compensation to be paid to our officers. The compensation committee generally convenes on an as needed basis.  The compensation and option committee met three times in 2010.  The board of directors has determined that each member of the compensation and option committee is independent, as independence is defined in the listing standards for The NASDAQ Stock Market.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee is currently comprised of Dr. Fourcroy, Mr. Cain and Ms. Masterson (the chair thereof).  The nominating and corporate governance committee investigates and makes recommendations to the board with respect to qualified candidates to be nominated for election to the board and reviews and makes recommendations to the board of directors with regard to candidates for directors nominated by stockholders in accordance with our bylaws.  This committee also investigates and makes recommendations to the board with regard to all matters of corporate governance, including the structure, operation and evaluation of the board and its committees. The nominating and corporate governance committee met once during 2010.  The board of directors has determined that each current member of the nominating and corporate governance committee is independent, as independence is defined in the listing standards for The NASDAQ Stock Market.

Executive Sessions of the Board of Directors.  Our policy is to have non-management directors meet regularly in executive sessions following each of our regularly scheduled meetings of the board of directors in a calendar year.  A non-management director is any director who is not an employee and does not include any director who is not independent as determined by the board of directors.  Non-management directors presently consist of all current directors except Mr. Podolski.  The non-management directors met a total of six times during calendar year 2010.

Communications with Directors.  Our security holders and other interested parties may communicate with any of our directors (including any presiding director or the non-management directors as a group) by mail to our Secretary, Repros Therapeutics Inc., 2408 Timberloch Place, Suite B-7, The Woodlands, Texas 77380.  Such communications should specify the intended recipient or recipients.  All such communications, other than commercial solicitations or communications will be forwarded to the appropriate director or directors.

Stockholder Nominations.  The nominating and corporate governance committee will consider stockholder proposals for director nominees.  In order to nominate a director at the annual meeting, a stockholder must follow the procedures set forth in Section 2.12 of our bylaws (available on our web site at http://www.reprosrx.com). In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time the stockholder gives notice of its recommendation and the stockholder must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered to our principal executive offices no less than 50 days nor more than 75 days prior to the date of the annual or special meeting at which directors are to be elected; provided, that if the date of the annual or special meeting was not publicly announced more than 65 days prior to the annual or special meeting, such notice by the stockholder will be timely if delivered to the Secretary no later than the close of business on the 15th day following the day on which such announcement of the date of the meeting was communicated to the stockholders.

The stockholder notice must set forth the following:

1.           As to each person the stockholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, or the Exchange Act;

2.           The written consent to serve as a director if elected by each person nominated;

3.           Name and address of the stockholder as they appear on our books; and

4.           The class and number of shares of common stock beneficially owned by such stockholder.

In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

Nominating and Corporate Governance Committee Nominations. The nominating and corporate governance committee selects each nominee based on the nominee’s skills, achievements and experience. The Company seeks directors who represent a diversity of backgrounds and experiences and believes that such diversity will enhance the quality of the board’s deliberations and decisions.  In selecting candidates, the following will be considered, among other things: knowledge, experience and skills in areas critical to understanding us and our business (including financial expertise); personal characteristics, such as integrity and judgment; and candidates’ commitments to the boards of other companies.  Specifically, due to the Company’s significant interest in female health, the Company has made a concerted effort to locate and attract women who have appropriate backgrounds and experience to serve on the board.  As part of its periodic self-assessment process, the board determines the diversity of specific skills and characteristics necessary for the optimal functioning of the board.

When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders or others. While the committee has authority under its charter to retain a search firm for this purpose, no such firm was utilized in 2010. After conducting an initial evaluation of a potential candidate, the committee will interview that candidate if it believes such candidate might be suitable to be a director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the board of directors, it will recommend to the full board of directors that candidate’s election.  All of our nominees for director at this annual meeting are standing for re-election.

Code of Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for directors, officers and employees and a Code of Ethics for Senior Financial Officers, which are available on the Corporate Governance section of our website at http://www.reprosrx.com. If any substantive amendments are made to either code, the nature of such amendment will be disclosed on our website. In addition, if a waiver from either code is granted to an executive officer, director or principal accounting officer, the nature of such waiver will be disclosed on our website.

Compensation Committee Interlocks and Insider Participation

All members of the compensation and option committee are independent directors, and none of them are present or past employees or officers of ours.  No member of the compensation and option committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.  None of our executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our board or compensation and option committee.

The Board's Role in Risk Oversight

The board of directors’ role in the Company’s risk oversight process includes regular discussions and meetings with members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. In addition, several members of Repros' board are actively involved in several key areas of risk to the Company, namely, regulatory strategy and interactions with the U.S. Food and Drug Administration, and financing matters.  Due to the relatively small size of the board, and the centralized management at Repros, senior management is able to frequently interact with the full board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee). This structure enables the board and its Committees to be heavily involved in the risk oversight role.

AUDIT COMMITTEE REPORT

The audit committee is currently comprised of three directors who are independent, as defined by the standards of the NASDAQ Stock Market. The audit committee assists the board in overseeing matters relating to our accounting and financial reporting practices, the adequacy of our internal controls and the quality and integrity of our financial statements.  In March 2004, the audit committee adopted, and the board of directors ratified, an audit committee charter, a copy of which is available on our web site at www.reprosrx.com in the Corporate Governance section.

The audit committee met five times during the year ended December 31, 2010.  The audit committee reviewed with management and the independent auditors the interim financial information included in our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2010 prior to their being filed with the SEC and reviewed in a meeting held in 2011 the financial information for the fiscal quarter and year ended December 31, 2010, as filed with our Form 10-K for the year ended December 31, 2010.

The independent auditors provided the audit committee with a written statement describing all the relationships between us and our auditors that might bear on the auditors’ independence consistent with Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence).  The audit committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

The audit committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

With and without management present, the audit committee discussed and reviewed the results of the independent auditors’ examination of our December 31, 2010 financial statements.  The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in  emerging areas, the process used by management in formulating significant accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit and disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The audit committee reviewed our audited financial statements as of and for the year ended December 31, 2010, and discussed them with management and the independent auditors.  Based on such review and discussions, the audit committee recommended to the board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

The foregoing report is given by the members of the audit committee:

Dr. Jaye Thompson
Nola E. Masterson
Daniel F. Cain, Chair

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, or Securities Act, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

COMPENSATION AND OPTION COMMITTEE REPORT

The compensation and option committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2010 with management, and based on such reviews and discussions, the compensation and option committee recommended to the board, and the board has approved, that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

The foregoing report is given by the following members of the compensation and option committee:

Nola E. Masterson, Chair
Jaye Thompson, Ph.D.
Daniel F. Cain

The report of the compensation and option committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

We have designed our compensation programs to attract and retain key employees, motivate all of our employees to be productive and reward our employees, officers and directors for exceptional performance.  We have implemented different types of compensation programs to motivate performance both in the short-term and in the long-term, with the ultimate goal of long-term increased value for our stockholders.

We believe that our executive compensation programs are essential to our ultimate success and also impact the environment of compensation for all employees.  Executive compensation programs set the general level of expectations for our company and also demonstrate the types of goals we expect all employees to reach.

In setting executive compensation, we first determine the goals that will ultimately make our company successful.  Generally, for the past three years, our success has been dependent upon two key factors:

•	the successful continued clinical development of our two products, Proellex® and Androxal®; and

•	our ability to raise capital to allow us to continue such development.

Because these are goals that are best measured over the long term, we believe that the most effective means of motivating our executives is by providing compensation that will reward long-term success with competitive short-term compensation being used to retain our key executives.  We have utilized traditional long-term compensation programs, namely, stock option programs, to effectuate these goals.

Overview of Compensation and Process

Our compensation programs consist of the following:

•	Base cash salary;

•	Cash bonuses;

•	Equity incentives; and

•	General employee benefits available to all employees (simple IRA matching program, life and health insurance).

The compensation and option committee is responsible for evaluating the performance of senior management, determining the compensation for our senior executive officer (Mr. Podolski) and for administering our incentive plans under which grants may be made to our employees.  Base salaries for our senior executive officers are usually determined at the meeting of the compensation and option committee held following the end of a fiscal year.  At this meeting, the committee usually determines how any potential bonuses will be paid and reviews the base salary compensation, bonus payments and level of equity compensation for all such senior officers.  The committee also reviews on an annual basis the equity compensation levels of all of our other officers.

In determining the level and composition of compensation of each of our senior executive officers, the compensation and option committee takes into account various qualitative and quantitative indicators of corporate and individual performance. For years prior to 2009, the committee has relied on the level of compensation at peer group companies to assist in determining the level of compensation for them.  The committee considered its peer group to be companies in the biotechnology industries that are of a similar market capitalization and size, including number of employees, number of developmental products, stage of development of pipeline, commercial potential of pipeline products and geographic location.  This peer group, for calendar year 2008, consisted of the following companies:  Adolor Corporation, Advanced Magnetics, Inc., Alexion Pharmaceuticals, Inc., Alexza Pharmaceuticals, Inc., Antigenics Inc., ARIAD Pharmaceuticals, Inc., BioMimeticTherapeutics, Inc., Cadence Pharmaceuticals, Inc., Cell Genesys,Inc., Cypress Bioscience, Inc., Discovery Laboratories, Inc., DyaxCorp., EntreMed, Inc., Pharmacyclics, Inc., Geron Corporation, Medivation, Inc., Immunomedics, Inc., Penwest Pharmaceuticals, Pharmacopeia Drug Discovery, Inc., POZEN Inc., Telik, Inc., VIVUS, Inc. and XenoPort, Inc.

As stated before, because we are developing technologies and have no current approved drugs, the use of certain traditional performance standards (e.g., profitability and return on equity) is not appropriate in evaluating the performance of our executive officers.  In addition, the committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects and demonstrated leadership ability.  The chief executive officer usually establishes the level of compensation of the other officers in the Company, such as Dr. Wiehle and Ms. Anderson, and the compensation and option committee customarily meets with our senior executive officer concerning their compensation, and makes its final determination of the appropriate compensation amounts for each of them.

Due to the time consuming and extensive clinical trials necessary for approval of our drug candidates by the Food and Drug Administration, and the setbacks that are encountered from time to time during this process, including such setbacks as the full clinical hold placed on Proellex during 2009 which was lifted to a partial clinical hold in 2010, we have from time to time experienced significant difficulty in raising the capital needed on satisfactory terms. As a result, conservation of our limited cash is paramount. This has impacted our company’s philosophy on compensating our executive officers and other employees, from the salary reduction program that we commenced in late 2009, which still continues to a limited extent with respect to the Chief Executive Officer, and to the decision to award equity awards in February 2011 to the company’s employees and directors for services in calendar year 2010 instead of cash bonuses.

In line with that philosophy, the compensation and option committee adopted the 2011 Equity Incentive Plan in early 2011 on behalf of the Board of Directors in order to provide a more comprehensive equity incentive program for the employees, directors and consultants of the company. Such 2011 Equity Incentive Plan provides a variety of equity based compensation incentives such as stock appreciation rights, performance based stock awards, incentive and non-qualified stock options, restricted stock and restricted stock units, and other awards that will provide the committee with more responsive methods of rewarding and incentivizing management as the company progresses.  Such 2011 Equity Incentive Plan also operates to simplify the company’s equity compensation structure by combining all prior and pending equity plans into one comprehensive plan.

Section 162(m) of the Internal Revenue Code of 1986, or the Code, places a $1 million annual cap on the deductible compensation that can be paid to certain executives of publicly-traded corporations.  Amounts that qualify as “performance based” compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit.  Generally, stock options will qualify as performance based compensation.  The committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on us in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

The Company does not believe that its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the registrant.

SUMMARY COMPENSATION TABLE

The following table presents summary information, for the year ended December 31, 2010, regarding the compensation of each of our current officers: Joseph S. Podolski, our Chief Executive Officer, Ronald Wiehle, Ph.D., our Vice President, Research and Development, Katherine A. Anderson, our Chief Accounting Officer and Secretary.  We have entered into a consulting agreement with Ms. Anderson and an employment agreement with Mr. Podolski.

Based on the summary compensation information provided below, “Salary” accounted for approximately 55% of the total compensation paid to the named executive officers for 2010.

Name and Principal Position	Year	Salary	Bonus		Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total

Joseph S. Podolski	2010	$217,651	—		—	$222,205	—	—	$16,697	(3)	$456,553
CEO and Director	2009	$353,682	—		—	$251,947	—	—	$29,995	(4)	$635,624
	2008	$424,684	$84,087	(1)	—	$157,832	—	—	$36,936	(5)	$703,539

Ronald Wiehle, Ph.D.	2010	$110,000	—		—	$92,064	—	—	$19,795	(6)	$221,859
VP, R&D	2009	$134,063	—		—	$116,444	—	—	$21,718	(7)	$272,225
	2008	$158,750	—		—	$93,294	—	—	$23,195	(8)	$275,239

Katherine A. Anderson	2010	$112,875	—		—	$6,121	—	—	—		$118,996
Chief Accounting Officer	2009	$111,370	—		—	—	—	—	—		$111,370
and Secretary

(1)	Paid in 2009 for services performed in 2008.

(2)
Based on the assumptions set forth in Note 2 to our Notes to Condensed Consolidated Financial Statements set forth in our annual report on Form 10-K for the year ended December 31, 2010 related to calculation of value of stock based compensation.

(3)	This amount is comprised of $14,521 paid by us on behalf of Mr. Podolski for health benefits, $2,176 in contributions made by us on behalf of Mr. Podolski in a simple IRA.

(4)
This amount is comprised of $16,909 paid by us on behalf of Mr. Podolski for health benefits, $9,336 in contributions made by us on behalf of Mr. Podolski in a simple IRA and $3,750 for a car allowance.

(5)
This amount is comprised of $18,432 paid by us on behalf of Mr. Podolski for health benefits, $12,504 in contributions made by us on behalf of Mr. Podolski in a simple IRA and $6,000 for a car allowance.

(6)	This amount is comprised of $18,850 paid by us on behalf of Dr. Wiehle for health benefits and $945 in contributions made by us on behalf of Dr. Wiehle in a simple IRA.

(7)	This amount is comprised of $18,384 paid by us on behalf of Dr. Wiehle for health benefits and $3,334 in contributions made by us on behalf of Dr. Wiehle in a simple IRA.

(8)	This amount is comprised of $18,432 paid by us on behalf of Dr. Wiehle for health benefits and $4,763 in contributions made by us on behalf of Dr. Wiehle in a simple IRA.

Base Salary

Salaries are provided to employees as compensation for basic services to the Company and to meet the objective of attracting and retaining talent.  The board of directors initially approves the hiring and promotion of any of our executive officers, including their compensation and option package.  Compensation for Mr. Podolski is normally reviewed on an annual basis by the compensation and option committee.  The compensation for Dr. Wiehle and Ms. Anderson will be determined by our chief executive officer, Mr. Podolski.  We have an employment agreement with Mr. Podolski and a consulting agreement for Ms. Anderson, which provide for current annual salaries of $435,301 and $126,000, respectively.  The current annual salary for Dr. Wiehle has been set at $165,000.  The employment agreement for Mr. Podolski provides that we will pay an annual incentive bonus as may be approved by the board of directors (which has been delegated to the compensation and option committee) in an amount not in excess of 35% of base salary.  Each of our executive officers is entitled to participate in all employee benefit plans that we sponsor.  All of our employment agreements provide that base compensation is subject to review or reconsideration at least annually.

Commencing in August 2009, all of the Company's salaried employees, including all executive officers, agreed to a temporary 50% reduction in their salary, in order to conserve the Company's cash position and provide more working capital to apply toward the Company's creditors.  Subsequently, in an effort to retain our current employees, the board of directors approved issuing stock options to each affected employee in an amount equal to the amount of salary waived, divided by the price of the Company's common stock on the date of approval by the board.  Such options vest over a twelve month period, based on continuing employment, and are exercisable at the closing price of the Company's common stock on the date of board approval. Options to purchase a total of 184,372 shares of common stock have been awarded in 2010 at an average exercise price of $1.99. This salary reduction program was revised for all employees other than Mr. Podolski to a 25% reduction in salary in May 2010, when the Company successfully raised additional funding. All employees other than Mr. Podolski returned to their normal full salaries in January 2011 when the Company completed its public offering and Mr. Podolski’s salary was revised to a 25% reduction.

When establishing or reviewing base compensation levels for each executive officer, the compensation and option committee, in accordance with its general compensation policy, considers or considered, as applicable, numerous factors, including:

•	the responsibilities relevant to the position;

•	the qualifications of the executive and the relevant experience of the particular individual;

•	strategic goals for which the executive has responsibility; and

•
compensation levels of peer group companies (as discussed under "Compensation Discussion and Analysis – Overview of Compensation and Process" above) who compete with us for business, scientific and executive talents.

No pre-determined weights are given to any one of such factors.

Bonus

The Company awards bonuses in order to align employees' goals with the Company's objectives.  In 2010, Mr. Podolski was eligible to receive, upon the decision of the compensation and option committee, a cash bonus and grant awards under our incentive plans depending on the extent to which certain defined personal and corporate performance goals were achieved.  Mr. Podolski has a maximum bonus target percentage specified in his employment contract (35% of base salary).  Each year, the compensation and option committee meets with Mr. Podolski to establish suitable incentive milestones for him according to our needs and his particular job responsibilities. For calendar years prior to 2009, the compensation and option committee established applicable value weights or percentages for each particular milestone, for purposes of earning their bonus target. Given the difficulties which the Company faced during 2009 and 2010, however, cash bonuses were not paid. The compensation and option committee usually meets promptly after the end of the calendar year to review the performance of Mr. Podolski and make a recommendation as to the achievement of such milestone targets.

The compensation and option committee has determined that cash bonuses will not be paid for 2010.  However, the committee has approved the 2011 Equity Incentive Plan as discussed herein, which plan was approved by the Board, and is hereby submitted to the stockholders for their approval.  In late February 2011, the committee approved option grants to all employees and non-employee directors under the 2011 Equity Incentive Plan, in order to reward such employees for their services during 2009 and 2010, and to incentivize them to continue to build stockholder value during the current year and thereafter.  The following is a list of the options granted to the employees under the 2011 Equity Incentive Plan as a result of such determination: Joseph Podolski, 300,000 options; Ron Wiehle, 100,000 options; Kuang Hsu, 100,000 options; Michele Rosner, 75,000 options; Kathi Anderson, 50,000 options; Alexa Weimer, 50,000 options; Tara Stewart, 50,000 options. The employee options will vest in equal quarterly increments over a three year period based on continued employment. All of the four non-employee directors also received a non-qualified stock option grant for 40,000 shares, which was fully vested on grant.  All of these options are subject to the shareholder approval of the 2011 Equity Incentive Plan.

Perquisites

We generally do not grant perquisites as compensation to our officers or employees.  However, we had previously provided $6,000 per year to our chief executive officer as a car allowance, for the period prior to August 15, 2009.  We match employee contributions to a simple IRA on a dollar for dollar basis up to 1% of salary and bonus.  These contributions are available to all employees.  Prior to August 15, 2009, we provided health, dental, vision, life and disability insurance benefits to all of our employees.  We currently provide health, dental and life insurance benefits to all of our employees.  These benefits are provided to attract and retain talent.

Stock Option and Equity Compensation

All of our employees, including executive officers, are eligible to receive long-term stock-based incentive awards under our 2004 Stock Option Plan as a means of providing such individuals with a continuing proprietary interest.  Such grants further the mutuality of interest between our employees and our stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance.  Our stock option plan enhances our ability to attract and retain the services of qualified individuals.  We consider this plan to be the primary means of providing equity long-term compensation to our employees and officers.  The compensation and option committee, which acts as administrator of this plan, considers several factors in determining whether such awards are granted to an executive officer, including the following:

•	the executive officer's position and his or her performance and responsibilities;

•	the amount of stock options, if any, currently held by the officer;

•	the vesting schedules of any such options;

•	the executive officer’s other compensation; and

•	similar equity percentages of peer companies.

While the compensation and option committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying vesting to particular corporate or personal milestones, particularly milestones related to the two key factors mentioned under "Compensation Discussion and Analysis – Philosophy" above: drug development and fund raising.

During 2010, we granted options to purchase 199,372 shares to all of our employees and officers, which represented 2.2% of our outstanding common stock and, of such amount, we granted options to purchase 162,351 shares to our executive officers, representing 81% of the total number of shares granted to our employees and officers.

GRANTS OF PLAN-BASED AWARDS

The following table presents each grant of stock options in 2010 to the individuals named in the summary compensation table.  There were no estimated future payouts to report under either non-equity or equity incentive plan awards:

Name	Grant Date	All Other Stock Awards: No. of Shares of Stock or Units	All Other Option Awards: No. of Securities Underlying Options	Exercise or Base Price of Option Awards	Closing Price of Stock on Grant Date	Grant Date Fair Value of Option Awards

Joseph S. Podolski, President & CEO	2/4/10	—	16,589	$3.28	$3.28	$38,487
	5/3/10		11,479	$3.16	$3.16	$25,254
	7/2/10		26,673	$1.36	$1.36	$25,606
	8/25/10		15,115	$2.40	$2.40	$25,392
	10/28/10		6,818	$5.32	$5.32	$25,638
	12/20/10		6,620	$5.48	$5.48	$25,948
Ronald Wiehle, Ph.D., VP R&D	2/4/10	—	6,288	$3.28	$3.28	$14,588
	5/3/10		4,351	$3.16	$3.16	$9,573
	7/2/10		5,055	$1.36	$1.36	$4,853
	8/25/10		2,865	$2.40	$2.40	$4,812
	10/28/10		1,292	$5.32	$5.32	$4,859
	12/20/10		1,255	$5.48	$5.48	$4,918
Katherine A. Anderson, Chief Accounting Officer and Secretary	3/15/10	—	10,000	$3.12	$3.12	$23,200

(1)
Based on the assumptions set forth in Note 2 to our Notes to Condensed Consolidated Financial Statements set forth in our annual report on Form 10-K for the year ended December 31, 2010 related to calculation of value of stock-based compensation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents information about unexercised options that were held by each of the individuals listed in the summary compensation table as of December 31, 2010.  None of the individuals listed in the summary compensation table hold any stock awards.

	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Joseph S. Podolski,	6,250		—		—	$12.60	09/20/11
President & CEO	12,500		—		—	$17.36	03/20/12
	—		56,250	(1)	—	$17.36	03/20/12
	53,576		—		—	$10.88	03/29/14
	11,712	(2)	—		—	$10.88	03/29/14
	12,500				—	$49.04	01/08/17
	7,294		5,206	(3)	—	$35.20	02/18/17
	21,740				—	$2.92	12/02/19
	12,441		4,148	(4)	—	$3.28	02/04/20
	5,740		5,739	(5)	—	$3.16	05/03/20
	6,668		20,004	(6)	—	$1.36	07/02/20
	3,779		11,335	(7)	—	$2.40	08/25/20
	—		27,274	(8	—	$1.33	10/28/20
	—		26,478	(9)	—	$1.37	12/20/20

Ronald Wiehle, Ph.D.,	250		—		—	$72.76	02/01/11
VP, R&D	1,000		—		—	$133.00	02/01/11
	6,250		—		—	$12.60	09/20/11
	32,620		—		—	$10.88	03/29/14
	5,000)		—		—	$48.96	01/04/17
	4,170		830	(10)	—	$42.60	06/06/18
	8,240		—		—	$2.92	12/02/19
	4,716		1,572	(11)	—	$3.28	02/04/20
	2,176		2,175	(12)	—	$3.16	05/03/20
	1,264		3,791	(13)	—	$1.36	07/02/20
	716		2,148	(14)	—	$2.40	08/25/20
	—		5,169	(15)	—	$1.33	10/28/20
	—		5,018	(16)	—	$1.37	12/20/20

Katherine A. Anderson	2,499		7,501	(17)	—	$3.12	03/15/20
Chief Accounting Officer
and Secretary

(1)	All of the shares under this option will vest in March 2012 or upon a change of control.

(2)
Pursuant to these performance-based option awards, Mr. Podolski was originally awarded options to purchase 14,640 shares, of our common stock.  As a result of earning some but not all of the milestones under these awards, Mr. Podolski  vested in 11,712 shares and the remainder under each award expired.

(3)
The shares underlying this option vest in equal quarterly installments over a three year period.  The first installment of 1,042 shares vested on May 18,2009 and the remainder vests quarterly thereafter.

(4)	The shares underlying this option vest in equal quarterly installments over a one year period. The first installment of 4,147 shares vested on May 4, 2010 and the remainder vests quarterly thereafter.

(5)
The shares underlying this option vest in equal quarterly installments over a one year period.  The first installment of 2,870 shares vested  on August 3, 2010 and the remainder vests quarterly thereafter.

(6)
The shares underlying this option vest in equal quarterly installments over a one  year period.  The first installment of 6,668 shares vested on October 2, 2010 and the remainder vests quarterly thereafter.

(7)
The shares underlying this option vest in equal quarterly installments over a one year period.  The first installment of 3,779 shares vested on November 25, 2010 and the remainder vests quarterly thereafter.

(8)
The shares underlying this option vest in equal quarterly installments over a one year period.  The first installment of 6,819 shares vested on January 28, 2011 and the remainder vests quarterly thereafter.

(9)
The shares underlying this option vest in equal quarterly installments over a one year period.  The first installment of 6,620 shares vested on March 20, 2011 and the remainder vests quarterly thereafter.

(10)
The shares underlying this option vest in equal quarterly installments over a one year period.  The first installment of 417 shares vested on September 6, 2008 and the remainder vests quarterly thereafter.

(11)	The shares underlying this option vest in equal quarterly installments over a one year period. The first installment of 1,572 shares vested on May 4, 2010 and the remainder vests quarterly thereafter.

(12)
The shares underlying this option vest in equal quarterly installments over a one year period.  The first installment of 1,088 shares vested on August 3, 2010 and the remainder vests quarterly thereafter.

(13)
The shares underlying this option vest in equal quarterly installments over a one year period.  The first installment of 1,264 shares vested on October 2, 2010 and the remainder vests quarterly thereafter.

(14)
The shares underlying this option vest in equal quarterly installments over a one year period.  The first installment of 716 shares vested on November 25, 2010 and the remainder vests quarterly thereafter.

(15)
The shares underlying this option vest in equal quarterly installments over a one year period.  The first installment of 1,292 shares vested on January 28, 2011 and the remainder vests quarterly thereafter.

(16)
The shares underlying this option vest in equal quarterly installments over a one year period.  The first installment of 1,255 shares  vested on March 20, 2011 and the remainder vests quarterly thereafter.

(17)	The shares underlying this option vest in equal quarterly installments over a one year period. The first installment of 833 shares vested on June 15, 2010 and the remainder vests quarterly thereafter.

Options Exercised and Stock Vested

None of our named executive officers exercised any of their exercisable options during fiscal 2010 nor did any of our named executive officers vest in any stock awards during fiscal 2010.

Post-Employment Compensation

Mr. Podolski’s employment agreement provides for fixed term of employment until May 31, 2012, with the result that his compensation and benefits will be paid thru such date if he is terminated without cause prior thereto. Any unvested options held by Mr. Podolski will also become fully exercisable in the event he is terminated without cause, and he will be entitled to a 2 year period post termination of employment in which to exercise all options regardless of the reason from termination (unless due to cause).

In addition, Mr. Podolski’s employment agreement provides that he is entitled to severance payments in the event he is terminated without cause or resigns for good reason within 12 months following a change of control.  The specific amount of these payments has been revised during March, 2010, when the Fourth Amendment to Mr. Podolski’s employment agreement was adopted.  Under his amended agreement, Mr. Podolski is entitled to a cash lump sum payment equal to the present value of the aggregate amount of payments set forth below, in which the present value is determined as of the closing date of the change of control transaction (as if he was terminated or had resigned on such date and without reduction for any salary waiver then in effect).  Mr. Podolski has agreed to defer payment of such amount, and in lieu of such lump sum payment, he will receive the payments listed in the following table.  All of the payments listed below, other than the first payment made at the closing of a change of control, would be made out of an irrevocable Rabbi Trust which would be funded by us immediately prior to the closing of a change of control transaction:

Amount of payment	Payment due date
Current annual base salary	On the closing of the change of control transaction
50% of base salary	1st anniversary after closing
50% of base salary	2nd anniversary after closing
50% of base salary	3rd anniversary after closing
50% of base salary	4th anniversary after closing
50% of base salary	5th anniversary after closing
35% of base salary	6th anniversary after closing

For purposes of the previous description, the term "cause" means: (i) the conviction of such officer by a court of competent jurisdiction of a crime involving moral turpitude; (ii) the commission, or attempted commission, on us by such officer of an act of fraud; (iii) the misappropriation, or attempted misappropriation, by such officer of any of our funds or property; (iv) the continued and unreasonable failure by such officer to perform in any material respect his obligations under the terms of his employment agreement; (v) the knowing engagement by such officer, without the written approval of the board of directors, in any direct, material conflict of interest without compliance with our conflict of interest policy; (vi) the knowing engagement by such officer, without the written approval of the board of directors, in any activity which competes with our business or which would result in a material injury to us; or (vii) the knowing engagement by such officer in any activity that would constitute a material violation of the provisions of our insider trading policy or business ethics policy then in effect.  The term "good reason" as used hereunder means a material diminution in the title, powers, duties, responsibilities or functions of such officer within one year following the occurrence of a change of control.

DIRECTOR COMPENSATION

The following table presents summary information for the year ended December 31, 2010 regarding the compensation of the non-employee members of our board of directors.

Name	Fees Earned or Paid in Cash(1)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Daniel F. Cain	$34,500	—	$2,450	—	—	—	$36,950

Jaye Thompson	$30,500	—	$2,450	-	—	—	$32,950

Jean L. Fourcroy	$20,500	—	$2,450	—	—	—	$22,950

Nola E. Masterson	$56,496	—	$6,510	—	—	—	$63,006

(1)	Except as otherwise indicated, all of the amounts in this column reflect cash fees paid to or earned by our non-employee directors for attending board or committee meetings during fiscal 2010.

(2)
The amounts set forth in this column reflect the value attributed to the option awards granted to our non-employee directors during 2010.  In February 2010, Ms. Masterson, Dr. Fourcroy and Mr. Cain were granted options to purchase 6,250 shares, each, in lieu of additional fees accrued and unpaid in 2009 in the amount of $20,000, $14,000 and $20,000, respectively, for attendance at special meetings of the board during the second half of 2009, it having been decided that each of these directors would receive equal compensation for work done during this period of special meetings notwithstanding varying attendance at these meetings.   On May 17, 2010 all of our non-employee directors, which includes Mr. Cain, Dr. Fourcroy, Ms. Masterson, and Dr. Thompson received an annual grant of an option to purchase 1,250 shares of our common stock at our annual meeting held on May 17, 2010.  Additionally, Ms. Masterson was awarded an option in February 2010 to purchase an additional 1,750 shares of common stock in consideration of her assuming the role of chair in 2009.  The following table reflects the aggregate number of outstanding options (including unexercisable options) held by our current non-employee directors as of December 31, 2010:

Director	Number of shares underlying outstanding options

Daniel F. Cain	25,000

Jaye Thompson	11,250

Jean L. Fourcroy	25,000

Nola E. Masterson	25,500

Overview of Compensation and Procedures

We periodically review the level of compensation paid to our non-employee directors.  In determining the level of compensation for our non-employee directors, we have historically obtained data from a number of different sources, including:

•	Publicly available peer group information; and

•	Independent private surveys of non-executive director compensation in the biotechnology community.

Employee directors do not receive additional compensation for service on the board of directors or its committees.  We reimburse each non-employee director for travel expenses incurred in connection with attendance at board meetings.  Each non-employee director is paid a $10,000 annual retainer for service on the board, payable quarterly in advance.  For regular board and committee meetings attended in person or telephonically, non-employee directors currently receive $2,000 per meeting in cash.  Chairs of committees receive $3,000 per meeting.  Non-regular meetings are compensated at the rate of $250 per hour with a minimum compensation of two hours per meeting.  Employee directors are eligible to participate in the 2004 Stock Option Plan.  Non-employee directors are entitled to participate in the 2000 Non-Employee Directors’ Stock Option Plan and the 2004 Stock Option Plan.

Under the director plan, (i) each non-employee director who is first elected to the board is entitled to receive an option to purchase 10,000 shares of common stock on the date on which he or she first becomes a non-employee director, vesting quarterly over three (3) years, and (ii) each non-employee director in office immediately after each subsequent annual meeting of stockholders will receive an option to purchase 1,250 shares of common stock, vesting over twelve (12) months, effective on such date. Additionally under the director plan, the chair of the board (if a non-employee) who is first elected to the board is entitled to receive an option to purchase 2,500 shares of common stock on the date on which he or she first becomes chair, and the chair (if a non-employee) in office immediately after each subsequent annual meeting of stockholders will receive an option to purchase 2,500 shares of common stock effective on such date or, at the election of the chair, an annual $25,000 stipend paid monthly.  Nola E. Masterson currently serves as the chair of the board of directors and received an option for 1,750 shares to compensate her for her additional duties following the resignation of our former chair of the board of directors in November, 2009.  Under our director plan, directors may elect to receive $2,000 of their cash fee for payment in shares of our common stock or an option to purchase shares of our common stock.

During 2010, we paid an aggregate of $141,996 to our non-employee directors.  We granted options to purchase an aggregate of 5,000 shares of common stock to non-employee directors during 2010 pursuant to automatic grants under the director plan and, in February 2010, we granted additional options to purchase 20,500 shares of common stock to non-employee directors in lieu of cash for attendance at special board meetings and for service as chair during 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jeffrey R. Harder, whose term as a member of the board of directors ended with the Company’s 2009 Annual Stockholders’ Meeting, is a shareholder of Winstead PC, a law firm that has provided services to us since April 2004. Our fee arrangement with Winstead PC is negotiated on a similar basis as arrangements with other outside legal counsel and is subject to similar terms and conditions. The fees that we pay to Winstead PC are comparable to those that we pay to other law firms for similar services.  During Mr. Harder's time as a director, our board reviewed this arrangement and considered its impact on the independence of Mr. Harder as a director, and determined that it is not material to Mr. Harder.  We paid approximately $387,000 in legal fees to Winstead PC in 2010, which was less than 5% of the firm’s gross revenues for 2010.

The written charter of the Audit Committee sets forth the Company's policy that related-party transactions between the Company and management be approved by the Audit Committee.  The Audit Committee considers whether to ratify or approve a related party transaction on a case-by-case basis, rather than pursuant to a written policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of common stock with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of such reports received by us and on written representations by certain reporting persons that no reports on Form 5 were required, we believe that during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with in a timely manner.

PROPOSAL NUMBER 2:
RATIFICATION AND APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has appointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform an integrated audit of our financial statements for the fiscal year ending December 31, 2011 and the effectiveness of our internal control over financial reporting as of December 31, 2011, subject to ratification by our stockholders.  We anticipate that representatives of PricewaterhouseCoopers LLP will not be present at the annual meeting.  However, we anticipate that representatives of PricewaterhouseCoopers LLP will be available telephonically and will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions from stockholders attending the annual meeting.

Fees Paid to Registered Independent Public Accounting Firm

The following table sets forth the aggregate fees billed to us by our registered independent public accounting firm, PricewaterhouseCoopers LLP, for fiscal years ended December 31, 2010 and 2009 respectively:

	2010	2009

Audit Fees	$210,500	$283,500

Audit Related Fees	—	—

Tax Fees	$5,000	$6,200

All Other Fees	—	—

Total Fees	$215,500	$289,700

Audit fees for 2010 included $18,000 for services related to our filing of the S-1 and $40,000 related to the S-3 a shelf registration statement and a proposed public offering in 2010.  Audit fees for 2009 included $77,000 for services related to our completed and proposed public offerings in 2009.  The services provided under the caption "Tax Fees" for 2010 and 2009 relate to certain compliance related services and tax advice to us.  The audit committee considered whether the provision of the services related to the shelf registration statement and those reflected under "Tax Fees" above might have affected PricewaterhouseCoopers' independence with respect to their audit of our financial statements, and the audit committee believes that such services did not affect, and were compatible with, PricewaterhouseCoopers' independence.

Audit Committee Pre-Approval Policies and Procedures

The audit committee's policy provides that our independent registered public accounting firm, or the Audit Firm, may provide only those services pre-approved by the audit committee or its designated subcommittee. The audit committee annually reviews and pre-approves the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by the Audit Firm. To the extent practicable, at the same meeting the audit committee also reviews and approves a budget for each of such services. The term of any such pre-approval is for the period of the annual audit cycle, unless the audit committee specifically provides for a different period.

Services proposed to be provided by the Audit Firm that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the audit committee or its designated representative. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the audit committee or its designated representative.

All requests or applications for the Audit Firm to provide services to us must be submitted to the audit committee or its designated representative by the Audit Firm and the chief financial officer.  It is our policy that if any of our employees or any representative of the Audit Firm becomes aware that any services are being, or have been, provided by the Audit Firm to us without the requisite pre-approval, such individual must immediately notify the chief financial officer, who must promptly notify the chair of the audit committee and appropriate members of senior management so that prompt action may be taken to the extent deemed necessary or advisable.

The audit committee may form and delegate to a subcommittee composed of one or more of its members, the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services, provided that any such grant of pre-approval shall be reported to the full audit committee no later than its next scheduled meeting. The audit committee may not delegate to management its responsibilities to pre-approve services performed by the Audit Firm.

The board of directors recommends that stockholders vote “FOR” ratification and approval of the appointment of PricewaterhouseCoopers LLP as our registered independent public accounting firm for the fiscal year ended December 31, 2011, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

PROPOSAL NUMBER 3:
APPROVAL OF 2011 EQUITY INCENTIVE PLAN

Our compensation and option committee adopted the 2011 Equity Incentive Plan (the "Plan") in late February, 2011, in order to accomplish several objectives.  First, to consolidate all of our existing plans into one plan document, second, to provide for a more flexible equity incentive plan that includes a broad variety of employee incentive awards, and third, to increase the number of shares available for issuance to employees to an amount that, together with the remaining shares available under our existing plans, should be adequate for the foreseeable future. The Board of Directors in their March meeting ratified the adoption of the Plan by the compensation and option committee, with minor changes, and unanimously recommends that our stockholders vote for approval of the Plan. If a proxy card is signed and returned but no direction is made, the proxy will be voted for the amendment. The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the 2011 annual meeting is required to approve the proposed amendment.

General

The purpose of the Plan is to promote the success and enhance the value of our company by linking the personal interests of employees and the members of our Board to those of our stockholders.  We believe that to be successful, our employees need to think like owners.  Consistent with this philosophy, our equity program continues to be broad-based to provide us with a competitive advantage in our efforts to hire and retain top talent.  In order to continue to make grants of equity in accordance with the compensation philosophy adopted by the compensation and option committee, our compensation and option committee and the Board have approved and are asking you to approve the Plan.

Adoption of the Plan accomplishes several objectives; first, it simplifies the administration of outstanding and future equity issuances to our employees, directors and consultants, by combining each of the Company’s other existing equity based incentive plans into the Plan. Secondly, it provides for an increase in the number of equity awards which may be granted to 2,000,000, inclusive of the remaining shares available for issuance under the existing plans. Finally, it is an omnibus plan that permits a variety of equity based incentives for employees, consultants and directors more typical of other public companies and that provides the compensation and option committee with the ability to attract and retain the best talent by providing them with more flexibility in structuring compensation related benefits.

Our stockholders originally approved the 2000 Non-Employee Director’s Stock Option Plan and the 2004 Stock Option Plan which was later amended at the 2007 annual meeting of stockholders to increase the available number of shares under the Plan.  At the time we sought such approval, we believed that this increase in the number of shares available for issuance under the Plan as proposed was sufficient for our near-term goals but given the changes that the Company has undergone since the 2007 amendment, including multiple equity offerings, a reverse stock split and the recent economic recession and stock market collapse, we believe that to continue to incentivize our employees and directors sufficiently for the foreseeable future, we need to combine and roll forward the share reserves that remain available for issuance under the 2004 Stock Option Plan and the 2000 Non-Employee Director’s Stock Option Plan as currently amended into a new 2011 Equity Incentive Plan and increase the number of shares available for issuance thereunder to 2,000,000, inclusive of the remaining shares available for grant from the prior plans.

A copy of the Plan is set forth in full in Appendix A to this Proxy Statement.  Certain features of the Plan are summarized below, but this summary is qualified in its entirety by reference to the full text of the Plan.

Types of Awards

The Plan would permit the granting of stock options to purchase shares of common stock, which may be either incentive stock options within the meaning of Section 422 of the Code or options that do not constitute incentive stock options, referred to as nonqualified options.  The Plan would also permit the granting of stock appreciation rights, restricted stock, restricted stock units, performance-based awards, as well as other awards that are responsive to changing developments in management compensation.

Eligibility for Participation

Incentive stock options may be granted only to individuals who are our employees (whether or not they are directors) or an employee of any parent or subsidiary corporation (within the meaning of Section 424 of the Code) or any member of a controlled group with us.  All other options may be granted to employees, consultants or non-employee directors.  The compensation committee determines from time to time the participants to whom awards will be granted and as of the date of this proxy statement, six employees and four non-employee directors are eligible to participate in the Plan.

Administration

The Plan will be administered by the compensation and option committee of the board of directors, consisting of two or more directors appointed by the board. The current members of the compensation and option committee are Ms. Nola E. Masterson, Chairman, Mr. Daniel F. Cain and Dr. Jaye Thompson.  No person shall be eligible to serve on the compensation and option committee unless such person is a non-employee director as defined in Rule 16b-3 promulgated under the Exchange Act, if and as such is then in effect, and also an outside director within the meaning of Section 162(m) of the Code.

Subject to the terms and conditions of the Plan, the compensation and option committee has authority to determine the employees and directors who are to be granted options, the number of shares to be issued pursuant to such options (within the limits of the Plan), to interpret the Plan and all options and to administer the Plan.

Amendment and Termination

The board of directors in its discretion may modify, revise or terminate the Plan. Any modification or revision would require the approval of our stockholders if required by applicable law or the rules of the NASDAQ Stock Market, and no modification, revision or termination of the Plan may (i) change the aggregate number of shares of common stock which may be issued under options granted under the Plan, (ii) reduce the option price at which options may be granted, or otherwise materially increase the benefits accruing to optionees under the Plan, (iii) change the class of persons eligible to receive options or (iv) otherwise cause the Plan to fail to comply with the rules and regulations promulgated under Section 16(b) of the Exchange Act.

Term of the Plan

The Plan became effective as of February 28, 2011, subject to the shareholder approval hereof and except with respect to options then outstanding, if not sooner terminated, the Plan will terminate on February 28, 2021, and no further options may be granted after such date.  No options will be exercisable or payable prior to approval of the proposed the Plan by our stockholders.

Shares Subject to the Plan

The maximum number of shares of common stock that may be issued or transferred pursuant to awards under the Plan shall equal 2,000,000, subject to adjustment in the event of stock splits and certain other corporate events. See " — Adjustments to Shares" below.  To the extent shares cease to be issuable under an option, such shares will be released from the option and will be available under the Plan for the grant of additional options. Such shares of common stock may be authorized but unissued shares or reacquired shares. Each share of common stock issued pursuant to the Plan will be fully paid and nonassessable.

Options

The compensation and option committee has the authority to grant options that will be in such form as the compensation and option committee may from time to time approve subject to the terms of the Plan. The compensation and option committee also has the authority to determine whether options granted to employees will be incentive stock options, nonqualified options, stock appreciation rights, restricted stock, restricted stock units or performance-based awards.

The compensation and option committee may, with the consent of the person or persons entitled to exercise an option, amend an option, except that no such amendment shall reduce the exercise price of any option. The compensation and option committee may at any time or from time to time, in its discretion, extend the time during which an option may be exercised after termination of employment or service as a director or accelerate the time or times at which such option may be exercised to any earlier time or times.

To exercise an option granted under the Plan, the person entitled to exercise the option must deliver to us payment in full of the exercise price for the shares being purchased, together with any required withholding tax in the case of the exercise of a nonqualified option. The payment must either be in cash or check acceptable to us, through delivery to us of shares of common stock already owned by the person, by sale through a broker, or by any combination thereof. The value of each share of common stock delivered will be deemed to be equal to the per share closing price of the common stock on the NASDAQ Stock Market on the date of delivery of the notice requesting such exercise.

The price at which shares of common stock may be purchased upon the exercise of an option shall be equal to the fair market value per share of common stock at the time of the grant based on the closing price of common stock on the NASDAQ Stock Market on the date of grant of such option. The Plan expressly prohibits the repricing of options except in the event of adjustments for stock splits and other corporate events.

The exercise price for options shall be subject to appropriate adjustments in the event that the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like. The compensation and option committee shall provide, in the option grant, the time or times at which the options will be exercisable.

No option may be exercised later than the date which is ten years after the date of grant. The compensation and option committee may, in its discretion, provide in an option agreement (other than an incentive stock option agreement) that the option right granted to the individual may be transferred as provided in such option agreement.

Change of Control

Upon the occurrence of a change of control (defined generally as certain acquisitions by a person, entity or group of 50% or more of our outstanding common stock or 50% of the combined voting power of our then outstanding voting securities, or certain reorganizations, mergers, consolidations or liquidations or certain changes in the majority of our board), each option that is not then immediately exercisable in full shall be assumed or substituted on the same terms by the successor corporation.  However, if successor corporation does not assume or substitute the outstanding awards, then vesting of these awards will fully accelerate and the options will become immediately exercisable in full, unless determined otherwise by the compensation and option committee.

Amendment of an Option

Subject to the restrictions set forth in the Plan, the compensation and option committee may amend any outstanding option and may waive, amend or accelerate any requirement or condition to payment or exercise with respect to any option. The committee may not amend any outstanding option in a manner that would adversely affect the rights of a Plan participant without such participant's consent.

Adjustments to Shares

In the event the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the compensation and option committee will make an appropriate and equitable adjustment in the number and kind of shares of common stock subject to the Plan (including shares of common stock as to which all outstanding options, or portions thereof then unexercised, are exercisable) so that after such event the shares of common stock subject to the Plan and the proportionate interest of each option will be maintained as before the occurrence of such event. Any such adjustment made by the compensation and option committee will be final and binding upon us and all other interested persons.

Planned Grants

We have no current intentions to grant any options under this Plan for shares over the 2,000,000 shares and will continue considering grants under the Plan in the ordinary course of business.

Federal Income Tax Consequences of the Plan

General

The Plan is not qualified under Section 401(a) of the Code.

The following summary is based on the applicable provisions of the Code as currently in effect and the income tax regulations and proposed income tax regulations thereunder.

Status of Options

Options granted under the Plan may be either incentive stock options, nonqualified options, stock appreciation rights, restricted stock, restricted stock units or performance-based awards. Under certain circumstances, an incentive stock option may be treated as a nonqualified option. The tax consequences both to the optionee and to us differ depending on whether an option is an incentive stock option or a nonqualified option.

Nonqualified Option

No federal income tax is imposed on the optionee upon the grant of a nonqualified option. Upon the exercise of a nonqualified option, the optionee will be treated as receiving compensation, taxable as ordinary income in the year of exercise. The amount recognized as ordinary income upon exercise is the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price paid for such common stock. At the time common stock received upon exercise of a nonqualified option is disposed of, any difference between the fair market value of the shares of common stock at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. The gain, if any, realized upon such a disposition will be treated as long-term or short-term capital gain, depending on the holding period of the shares of common stock. Any loss realized upon such a disposition will be treated as a long-term or short-term capital loss, depending on the holding period of the shares of common stock.

Upon an optionee's exercise of a nonqualified option, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for the compensation paid at the same time and in the same amount as compensation is treated as being received by the optionee, assuming we satisfy the federal income tax reporting requirements with respect to such compensation. We are not entitled to any tax deduction in connection with a subsequent disposition by the optionee of the shares of common stock.

If the shares of common stock received upon the exercise of a nonqualified option are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a nonqualified option.

Incentive Stock Options

No federal income tax is imposed on the optionee upon the grant of an incentive stock option. The optionee would recognize no taxable income upon exercise of an incentive stock option if the optionee (a) does not dispose of the shares of common stock acquired pursuant to the exercise of an incentive stock option within two years from the date the option was granted or within one year after the shares of common stock were transferred to the optionee and (b) is an employee of either (i) the company granting the option, (ii) the parent company or a subsidiary of such corporation or (iii) a corporation which has assumed such option of another corporation as a result of a corporate reorganization, merger or similar transaction. Such employment must continue for the entire time from the date the option was granted until three months before the date of exercise, or 12 months before the date of exercise if employment ceases due to permanent and total disability. If common stock received upon exercise of an incentive stock option is disposed of after completion of the applicable holding period described in (a) above, any difference between the exercise price paid for such common stock and the amount realized on the disposition would be treated as a capital gain or loss. The gain, if any, realized upon such a disposition will be treated as long-term capital gain. Any loss realized upon such a disposition will be treated as a long-term capital loss. We would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares of common stock so acquired.

If, however, an optionee disposes of shares of common stock acquired pursuant to exercise of an incentive stock option before the applicable holding period has expired, the optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income.

In such event, subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the optionee. The amount treated as compensation is the lesser of (i) the excess of the fair market value of the common stock at the time of exercise over the exercise price or (ii) the excess of the amount realized on disposition over the exercise price. The balance of the gain, if any, realized upon such a disposition will be treated as long-term or short-term capital gain depending on the holding period. If the amount realized at the time of the disposition is less than the exercise price, the optionee will not be required to treat any amount as ordinary income, provided that the disposition is of a type that would give rise to a recognizable loss. In such event, the loss will be treated as a long-term or short-term capital loss depending upon the holding period. A disposition generally includes a sale, exchange or gift, but does not include certain other transfers, such as by reason of death or a pledge or exchange of shares described in Section 424(c) of the Code.

Alternative Minimum Tax

Although the exercise of an incentive stock option does not result in current taxable income, there are implications with regard to the alternative minimum tax, or AMT. The excess of the fair market value of shares of common stock acquired upon exercise of an incentive stock option over the exercise price paid for such shares of common stock is an adjustment to AMT income for the optionee's taxable year in which such exercise occurs (unless the shares of common stock are disposed of in the same taxable year and the amount realized is less than the fair market value of the shares on the date of exercise, in which event the amount included in AMT income will not exceed the amount realized on the disposition over the adjusted basis of the shares).

Payment of Option Price in Shares

In the case of a nonqualified option, if the option price is paid by the delivery of shares of common stock previously acquired by the optionee having a fair market value equal to the option price, no gain or loss would be recognized on the exchange of the previously acquired shares for a like number of shares of common stock. The optionee's basis and holding period in the number of shares of common stock received (to the extent equal to the number of previously acquired shares used) would be the same as his or her basis and holding period in the previously acquired shares used. The optionee would treat the fair market value of the number of shares of common stock received in excess of the number of previously acquired shares used as ordinary compensation income. The optionee's basis in such excess shares of common stock would be equal to their fair market value at the time of exercise. The optionee's holding period in such excess shares of common stock begins on the date the optionee acquires those shares of common stock.

In the case of an incentive stock option, the federal income tax consequences to the optionee of the payment of the option price with previously acquired shares depends on the nature of the previously acquired shares. If the previously acquired shares were acquired through the exercise of a qualified stock option, an incentive stock option or an option granted under an employee stock purchase plan, any one of which shall be referred to as a statutory option, and if such previously acquired shares are being transferred prior to expiration of the applicable holding period, the transfer would be treated as a disqualifying disposition of the previously acquired shares. If the previously acquired shares were acquired other than pursuant to the exercise of a statutory option, or were acquired pursuant to the exercise of a statutory option but have been held for the applicable holding period, no gain or loss should be recognized on the exchange of the previously acquired shares. In either case, (i) the optionee's basis and holding period in the number of shares of common stock received (to the extent equal to the number of previously acquired shares used) would be the same as his or her basis and holding period in the previously acquired shares used, increased by any income recognized to the optionee upon the disqualifying disposition of the previously acquired shares, (ii) the optionee's basis in the number of shares of common stock received in excess of the number of previously acquired shares used would be zero, (iii) the optionee's holding period in such excess shares of common stock begins on the date the optionee acquires those shares of common stock and (iv) the other incentive stock option rules would apply. Upon a subsequent disqualifying disposition of the shares of common stock so received, the shares with the lowest basis would be treated as disposed of first.

Other Awards under 2011 Equity Incentive Plan

The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses and performance share awards are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid.  Our company will generally have a corresponding deduction at the time the participant recognizes income.  However, as for those awards subject to incentive stock options treatment, our company would generally have no corresponding compensation deduction.

Withholding for Taxes

No issuance of common stock under the Plan shall be made until arrangements satisfactory to us have been made for the withholding of taxes.

Additional Tax Consequences

Section 162(m) of the Code places a $1 million cap on the deductible compensation that may be paid to certain executives of publicly traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(C) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, options granted with an exercise price at least equal to the fair market value of the stock on the date of grant will qualify as performance-based compensation. Any other awards may or may not so qualify, depending on their terms.

The board of directors recommends that stockholders vote "FOR" approval of the proposed 2011 Equity Incentive Plan, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders to be presented at the annual meeting of stockholders to be held in 2012 must be received at the office of our Secretary no later than December 16, 2011 in order to be included in our proxy statement and form of proxy relating to that meeting.

Pursuant to our bylaws, a stockholder that intends to present business at the 2012 annual meeting and has not submitted such proposal by the date set forth above must notify our Secretary by April 12, 2012. If such notice is received after April 12, 2012, then the notice will be considered untimely, and we will not be required to present such business at the 2012 annual meeting.

All proposals must comply with applicable SEC regulations and our Restated Bylaws as amended from time to time.

FINANCIAL INFORMATION

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 is being furnished with this proxy statement to stockholders of record on the record date.  The Form 10-K does not constitute a part of this proxy statement or the proxy solicitation material.

By Order of the Board of Directors

/s/ Katherine A. Anderson

Katherine A. Anderson
Secretary

April 15, 2011
The Woodlands, Texas

APPENDIX A

REPROS THERAPEUTICS INC.
2011 EQUITY INCENTIVE PLAN

1.           Purpose of the Plan.  The purpose of the Plan is to: (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) provide additional incentive to Employees, Directors and Consultants, and (iii) promote the success of the Company’s business.  The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock Based Awards.

2.           Definition.  As used in this Plan, the following definitions shall apply:

(a)           “Administrator” means the Board or any of its Committees that shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under the Plan.

(c)           “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock Based Awards.

(d)           “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e)           “Awarded Stock” means the Common Stock subject to an Award.

(f)           “Board” means the Board of Directors of the Company.

(g)           “Change in Control” means, except as otherwise provided in the Award Agreement, the occurrence of any of the following events:

(i)           Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)           the sale or disposition by the Company of all or substantially all of the Company’s assets other than (A) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (B) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the Company’s shareholders;

(iii)           A change in the composition of the Board occurring within a two-year period as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” are directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)           a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h)           “Code” means the Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations promulgated thereunder.  Any reference to a section of the Code shall be a reference to any successor or amended section of the Code.

(i)           “Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan

(j)           “Common Stock” means the Common Stock of the Company, or in the case of Performance Units, Restricted Stock Units, and certain Other Stock Based Awards, the cash equivalent thereof, as applicable.

(k)           “Company” means Repros Therapeutics Inc., a Delaware corporation, and any successor to Repros Therapeutics Inc.

(l)           “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m)         “Director” means a member of the Board.

(n)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its sole discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)          “Dividend Equivalent” means a credit, made at the sole discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant.  Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right.

(p)          “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(q)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

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(i)           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market (formerly the NASDAQ National Market) or the NASDAQ Capital Market (formerly the NASDAQ SmallCap Market) of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)           In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(iv)           Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(s)           “Incentive Stock Option” means an Option intended to qualify and receive favorable tax treatment as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

(t)           “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(u)           “Option” means an option to purchase Common Stock granted pursuant to the Plan.

(v)           “Other Stock Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.

(w)          “Outside Director” means an “outside director” within the meaning of Section 162(m) of the Code.

(x)           “Parent” means a “parent corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y)           “Participant” means a Service Provider who has been granted an Award under the Plan.

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(z)           “Performance Goals” means goals which have been established by the Committee in connection with an Award and are based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: net income; cash flow; cash flow on investment; pre-tax or post-tax profit levels or earnings; operating income or earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; net earnings from continuing operations; sales growth; sales volume; economic profit; expense reduction; controlled expenses; return on assets; return on net assets; return on equity; return on capital; return on sales; return on invested capital; organic revenue; growth in managed assets; total shareholder return; stock price; stock price appreciation; EBITA; adjusted EBITA; EBITDA; adjusted EBITDA; return in excess of cost of capital; profit in excess of cost of capital; net operating profit after tax; operating margin; profit margin; adjusted revenue; revenue; net revenue; operating revenue; net cash provided by operating activities; net cash provided by operating activities per share; cash conversion percentage; new sales; net new sales; cancellations; gross margin; gross margin percentage; revenue before deferral; regulatory body approval for commercialization of a product; implementation or completion of critical projects; research; in-licensing; out-licensing; product development; government relations; compliance; mergers; and acquisitions or sales of assets or subsidiaries.

(aa)         “Performance Period” means the time period during which the Performance Goals or performance objectives must be met.

(bb)        “Performance Share” means Shares issued pursuant to a Performance Share Award under Section 10 of the Plan.

(cc)         “Performance Unit” means, pursuant to Section 10 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.

(dd)        “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of Performance Goals or other target levels of performance, or the occurrence of other events as determined by the Administrator.

(ee)         “Plan” means this 2011 Equity Incentive Plan.  The Plan is the successor to the Prior Plans.  The Plan was approved by the Board on February 28, 2011, and by the Company’s shareholders on ____________.

(ff)           “Prior Plans” means the following plans sponsored by the Company: (i) the 2004 Stock Option Plan and (ii) the 2000 Non-Employee Directors' Stock Option Plan.

(gg)         “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 8 or issued pursuant to the early exercise of an Option.

(hh)         “Restricted Stock Unit” means, pursuant to Sections 4 and 11 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.

(ii)           “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj)           “Section 16(b)” means Section 16(b) of the Exchange Act.

(kk)         “Service Provider” means an Employee, Director or Consultant.

(ll)           “Share” means a share of Common Stock, as adjusted in accordance with Section 15 of the Plan.

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(mm)       “Stock Appreciation Right” or “SAR” means, pursuant to Section 9 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the difference between the Fair Market Value of a Share as of the date such SAR is exercised/settled and the Fair Market Value of a Share as of the date such SAR was granted, or as otherwise set forth in the Award Agreement.

(nn)         “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.           Stock Subject to the Plan.

(a)           Stock Subject to the Plan.  Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan is (i) two million (2,000,000) Shares, which includes the remaining shares available for issuance under the Prior Plans, plus (ii) the amount of outstanding Common Stock subject to Lapsed Awards (defined below) under the Prior Plans.  The maximum number of Shares that may be subject to Incentive Stock Option treatment is two million (2,000,000) Shares.  Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment.  If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.

(b)           Lapsed Awards.  If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of the Award or the forfeited or repurchased Shares shall again be available for grant under the Plan (the “Lapsed Awards”).  Similarly, the shares subject to Lapsed Awards under the Prior Plans shall add to the maximum number of Shares that are available for grant under Section 3(a) of the Plan.

(c)           Share Reserve.  The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

4.           Administration of the Plan.

(a)           Procedure.

(i)           Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)          Section 162(m).  To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted under this Plan as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more Outside Directors.

(iii)         Rule 16b-3.  If a transaction is intended to be exempt under Rule 16b-3 of the Exchange Act, it shall be structured to satisfy the requirements for exemption under Rule 16b-3.

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(iv)         Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Laws.

(v)          Delegation of Authority for Day-to-Day Administration.  Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Such delegation may be revoked at any time.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to the Committee, the Administrator shall have the authority, in its discretion to:

(i)           determine the Fair Market Value of Awards;

(ii)          select the Service Providers to whom Awards may be granted under this Plan;

(iii)         determine the number of Shares to be covered by each Award granted under this Plan;

(iv)         approve forms of Award Agreements for use under the Plan;

(v)          determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals or other performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)         construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)        prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans;

(viii)       amend the terms of any outstanding Award, including the discretionary authority to extend the post-termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent; however, except as otherwise provided in Section 15, the Administrator shall not, without prior approval of the Company’s shareholders (i) amend the exercise price of outstanding Options or SARs, (ii) cancel and regrant Options or SARs at a lower exercise price, or (iii) substitute underwater Options for other securities (including buyouts through issuance of such cash or other means).  Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Nonstatutory Stock Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code.

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(ix)         allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld.  The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined, and all elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)          authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)         allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;

(xii)        determine whether Awards shall be settled in Shares, cash or in a combination of Shares and cash;

(xiii)       determine whether Awards shall be adjusted for Dividend Equivalents;

(xiv)       create Other Stock Based Awards for issuance under the Plan;

(xv)        establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvi)        impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xvii)      establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Goals or other performance criteria, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award; and

(xviii)     make all other determinations that the Administrator deems necessary or advisable for administering the Plan.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator.  However, the Administrator may not exercise any right or power reserved to the Board.

(c)           Effect of Administrator’s Decision.  The Administrator’s decisions, determinations, actions and interpretations shall be final, conclusive and binding on all persons having an interest in the Plan.

(d)           Indemnification.  The Company shall defend and indemnify members of the Board, officers and Employees of the Company or of a Parent or Subsidiary whom authority to act for the Board, the Administrator or the Company is delegated (“Indemnitees”) to the maximum extent permitted by law against (i) all reasonable expenses, including reasonable attorneys’ fees incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein (collectively, a “Claim”), to which any of them is a party by reason of any action taken or failure to act in connection with the Plan, or in connection with any Award granted under the Plan; and (ii) all amounts required to be paid by them in settlement the Claim (provided the settlement is approved by the Company) or required to be paid by them in satisfaction of a judgment in any Claim.  However, no person shall be entitled to indemnification to the extent he is determined in such Claim to be liable for gross negligence, bad faith or intentional misconduct.  In addition, to be entitled to indemnification, the Indemnitee must, within 30 days after written notice of the Claim, offer the Company, in writing, the opportunity, at the Company’s expense, to defend the Claim.  The right to indemnification shall be in addition to all other rights of indemnification available to the Indemnitee.

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5.           Eligibility.  Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock Based Awards may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.           Limitations.

(a)           $100,000 Limitation for Incentive Stock Options.  Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Options with respect to such Shares are granted.

7.           Options.

(a)           Term of Option.  The term of each Option shall be stated in the Award Agreement.  In the case of an Incentive Stock Option, the term shall be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b)           Option Exercise Price and Consideration.

 (i)           Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(1)           In the case of an Incentive Stock Option

(A)           granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)           granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

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(2)           In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, but shall not be less than Fair Market Value for those subject to U.S. taxation.  In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(3)           Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)           Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.  The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.

(c)           Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.  Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

(i)           cash;

(ii)          check;

(iii)         other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(iv)         consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)          a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(vi)         any combination of the foregoing methods of payment; or

(vii)        any other consideration and method of payment for the issuance of Shares permitted by Applicable Laws.

(d)           Exercise of Option.

(i)           Procedure for Exercise; Rights as a Shareholder.  Any Option granted under this Plan shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option shall be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement.  Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

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(ii)           Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 30 days following the Participant’s termination after which the Option shall terminate.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate, and the remaining Shares covered by the Option shall revert to the Plan.

(iii)           Disability of Participant.  If a Participant ceases to be a Service Provider as a result of his Disability, the Participant may exercise his Option, to the extent vested, within the time specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement).  If no time for exercise of the Option on Disability is specified in the Award Agreement, the Option shall remain exercisable for 24 months following the Participant’s termination for Disability.  Unless otherwise provided by the Administrator, on the date of termination for Disability, the unvested portion of the Option shall revert to the Plan.  If after termination for Disability, the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate and the remaining Shares covered by such Option shall revert to the Plan.

(iv)           Death of Participant.  If a Participant dies while a Service Provider, the Option, to the extent vested, may be exercised within the time specified in the Award Agreement (but in no event may the Option be exercised later than the expiration of the term of the Option as set forth in the Award Agreement), by the beneficiary designated by the Participant prior to his death; provided that such designation must be acceptable to the Administrator.  If no beneficiary has been designated by the Participant, then the Option may be exercised by the personal representative of the Participant’s estate, or by the persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  If the Award Agreement does not specify a time within which the Option must be exercised following a Participant’s death, it shall be exercisable for 24 months following his death.  Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan.  If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan.

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8.           Restricted Stock.

(a)           Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

(b)           Restricted Stock Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.  Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on the Shares have lapsed.

(c)           Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Award made under the Plan shall be released from escrow as soon as practical after the last day of the Period of Restriction.  The Administrator, in its sole discretion, may accelerate the time at which any restrictions shall lapse or be removed.

(d)           Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(e)           Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(f)           Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

9.           Stock Appreciation Rights

(a)           Grant of SARs.  Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan, including the sole discretion to accelerate exercisability at any time.

(b)           SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c)           Expiration of SARs.  A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement.  Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) shall also apply to SARs.

(d)           Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

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(i)           The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)          The number of Shares with respect to which the SAR is exercised.

(iii)         At the sole discretion of the Administrator, the payment upon the exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

10.           Performance Units and Performance Shares.

(a)           Grant of Performance Units and Performance Shares.  Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion.  The Administrator shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.

(b)           Value of Performance Units and Performance Shares.  Each Performance Unit shall have an initial value established by the Administrator on or before the date of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)           Performance Objectives and Other Terms.  The Administrator shall set Performance Goals or other performance objectives in its sole discretion which, depending on the extent to which they are met, shall determine the number or value of Performance Units and Performance Shares that shall be paid out to the Participant.  Each award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period and such other terms and conditions as the Administrator in its sole discretion shall determine.  The Administrator may set Performance Goals or performance objectives based upon the achievement of Company-wide, divisional, or individual goals (including solely continued service), applicable federal or state securities laws, or any other basis determined by the Administrator in its sole discretion.

(d)           Earning of Performance Units and Performance Shares.  After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or performance objectives have been achieved.  After the grant of Performance Units or Performance Shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives for the Performance Unit or Performance Share.

(e)           Form and Timing of Payment of Performance Units and Performance Shares.  Payment of earned Performance Units and Performance Shares shall be made after the expiration of the applicable Performance Period at the time determined by the Administrator.  The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as applicable, at the close of the applicable Performance Period) or in a combination of cash and Shares.

(f)           Cancellation of Performance Units or Performance Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

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11.           Restricted Stock Units.  Restricted Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in a lump sum, installments or on a deferred basis, in accordance with rules and procedures established by the Administrator

12.           Other Stock Based Awards.  Other Stock Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan.  The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards, including any dividend or voting rights and whether the Award should be paid in cash.

13.           Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted under this Plan shall be suspended during any unpaid leave of absence and shall resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit shall be awarded for the time vesting has been suspended during such leave of absence.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no leave of absence may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three months following the expiration of the leave of absence, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

14.           Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by shall or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

15.           Adjustments; Dissolution or Liquidation; Change in Control.

 (a)           Adjustments.  In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  Such adjustment may include an adjustment to the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits in Section 3.  Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

 (b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practical prior to the effective date of the proposed transaction.  The Administrator, in its sole discretion, may provide for a Participant to have the right to exercise his Award, to the extent applicable, until 10 days prior to the transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable.  In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised or vested, an Award shall terminate immediately prior to the consummation of such proposed action.

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 (c)           Change in Control.  This Section 15(c) shall apply except to the extent otherwise provided in the Award Agreement.

(i)           Stock Options and SARs.  In the event of a Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  Unless determined otherwise by the Administrator, if the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable.  If an Option or SAR is not assumed or substituted on the Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to 15 days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.  For the purposes of this Section 15(c)(i), the Option or SAR shall be considered assumed if, following the Change in Control, the option or SAR confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether securities, cash, or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).  However, if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Change in Control.  Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance objectives shall not be considered assumed if the Company or its successor modifies any of the performance objectives without the Participant’s consent; provided, however, a modification to performance objectives only to reflect the successor corporation’s post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.

(ii)           Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units and Other Stock Based Awards.  In the event of a Change in Control, each outstanding Award of Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, and Other Stock Based Award shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, and Other Stock Based Award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  Unless determined otherwise by the Administrator, if the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in the Award, including as to Shares or Units that would not otherwise be vested, all applicable restrictions shall lapse, and all performance objectives and other vesting criteria shall be deemed achieved at targeted levels.  For the purposes of this Section 15(c)(ii), an Award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock Based Awards shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current value of the unit), the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).  However, if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide that the consideration to be received for each Share (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current value of the unit) be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.  Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance objectives shall not be considered assumed if the Company or its successor modifies any of the performance objectives without the Participant’s consent; provided, however, a modification to the performance objectives only to reflect the successor corporation’s post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.

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(iii)           Outside Director Awards.  Notwithstanding any provision of Sections 15(c)(i) or 15(c)(ii) to the contrary, with respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following the assumption or substitution, the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise his Options and Stock Appreciation Rights as to all of the Award, including Shares as to which such Awards would not otherwise be vested or exercisable, and all restrictions on Restricted Stock and Restricted Stock Units, as applicable, shall lapse, and, with respect to Performance Shares, Performance Units, and Other Stock Based Awards, all performance goals and other vesting criteria shall be deemed achieved at target levels and all other terms and conditions met.

16.           Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or a later date as is determined by the Administrator.  Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

17.           Shareholder Approval and Term of Plan.  The Plan became effective on February 28, 2011, and thereafter shall continue in effect for a term of ten years unless terminated earlier under Section 18 of the Plan.

18.           Amendment and Termination of the Plan.

 (a)           Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

 (b)           Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

 (c)           Effect of Amendment or Termination.  No amendment, alteration, suspension, or termination of the Plan shall materially or adversely impair the rights of any Participant, unless otherwise mutually agreed upon by the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted under the Plan prior to the date of termination.

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19.           Conditions upon issuance of shares.

 (a)           Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

 (b)           Investment Representations.  As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving the Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.

 (c)           Taxes.  No Shares shall be delivered under the Plan to any Participant or other person until the Participant or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., U.S.-federal, U.S.-state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares.  Upon exercise or vesting of an Award, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.

20.           Severability.  Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.           No Rights to Awards.  No eligible Service Provider or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator shall be obligated to treat Participants or any other person uniformly.

23.           No Shareholder Rights.  Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by an Award until the Participant becomes the record owner of the Shares.

24.           Fractional Shares.  No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

25.           Governing Law.  The Plan, all Award Agreements, and all related matters, shall be governed by the laws of the State of Texas, without regard to choice of law principles that direct the application of the laws of another state.

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26.           No Effect on Terms of Employment or Consulting Relationship.  The Plan shall not confer upon any Participant any right as a Service Provider, nor shall it interfere in any way with his right or the right of the Company or a Parent or Subsidiary to terminate the Participant’s service at any time, with or without cause, and with or without notice.

27.           Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company.  Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended.  Neither the Company nor any Parent or Subsidiary shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan.  Any investments or the creation or maintenance of any trust for any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Parent or Subsidiary and Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or Parent or Subsidiary.  The Participants shall have no claim against the Company or any Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

28.           Section 409A.  It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The following rules shall apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

 (a)           Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code) shall occur no earlier than the expiration of the six-month period following such separation from service.

 (b)           In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.

 (c)           In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

29.           Construction.  Headings in this Plan are included for convenience and shall not be considered in the interpretation of the Plan.  References to sections are to Sections of this Plan unless otherwise indicated.  Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require.  This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.

*     *     *     *     *

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PROXY –REPROS THERAPEUTICS INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph S. Podolski and Katherine A. Anderson, or their designees, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the offices of Winstead P.C., 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380, on June 1, 2011, at 9:00 a.m., Central Daylight Time, and any adjournments thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicated below.

This proxy when signed and returned will be voted as directed, or if no direction is made, the proxy will be voted FOR the election of the nominees for director, FOR the ratification and approval of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm, and FOR the proposal to approve and adopt the 2011 Equity Incentive Plan which provides for the grant of rights to purchase up to 2,000,000 shares of the Company’s common stock.

Please vote, sign, date and return this proxy card promptly using the enclosed envelope.

(Continued and to be voted on reverse side.)

REPROS THERAPEUTICS INC.

☐	Mark this box with an X if you have made changes to your name or address details above.

ANNUAL MEETING PROXY CARD

A. ELECTION OF DIRECTORS

1. The Board of Directors recommends a vote FOR the listed nominees:

	FOR	WITHHOLD
01 – Joseph S. Podolski	☐	☐
02 – Daniel F. Cain	☐	☐
03 – Jean L. Fourcroy, M.D., Ph.D., M.P.H.	☐	☐
04 – Nola Masterson, M.S.	☐	☐
05 – Jaye Thompson, Ph.D.	☐	☐

B. PROPOSALS

The Board of Directors recommends a vote FOR the following proposals:

2.           To ratify and approve the appointment of PricewaterhouseCoopers LLP as our registered independent public accounting firm for our fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.           To consider and act upon a proposal to approve and adopt the 2011 Equity Incentive Plan which provides for the grant of rights to purchase up to 2,000,000 shares of Common Stock of the Company.

FOR	AGAINST	ABSTAIN
☐	☐	☐

C. AUTHORIZED SIGNATURES — SIGN HERE — THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)